      As filed with the Securities and Exchange Commission on November  26, 2002
                                                   Registration No. 333-

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              ---------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              ---------------------
                            FIRST ESSEX BANCORP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


DELAWARE                                                              04-2943217
(STATE OR OTHER JURISDICTION OF             (I.R.S. EMPLOYER IDENTIFICATION NO.)
INCORPORATION OR ORGANIZATION)

71 MAIN STREET, ANDOVER, MA                                                01810
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                              (ZIP CODE)

                            FIRST ESSEX BANCORP, INC.
                            2002 STOCK INCENTIVE PLAN
                            (FULL TITLE OF THE PLAN)
                              --------------------

                                Leonard A. Wilson
                      Chairman and Chief Executive Officer
                            First Essex Bancorp, Inc.
                                 71 Main Street
                                Andover, MA 01810
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (978) 681-7500
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                              --------------------

                                 WITH A COPY TO:
                           Carol Hempfling Pratt, Esq.
                                 FOLEY HOAG LLP
                             World Trade Center West
                              155 Seaport Boulevard
                           Boston, Massachusetts 02210
                                 (617) 832-1000
                              --------------------

                         CALCULATION OF REGISTRATION FEE

=========================================== ================= ================ ================= =================

                                                                 PROPOSED          PROPOSED
                                                                  MAXIMUM          MAXIMUM
                                                 AMOUNT          OFFERING         AGGREGATE         AMOUNT OF
   TITLE OF SECURITIES TO BE REGISTERED     TO BE REGISTERED  PRICE PER SHARE   OFFERING PRICE   REGISTRATION FEE
=========================================== ================= ================ ================= =================
Common Stock, $0.10 par value .........         80,300(1)        $33.27(2)       2,671,581           $245.79
------------------------------------------- ----------------- ---------------- ----------------- -----------------

Common Stock, $0.10 par value .........        294,700(3)        $35.32(4)      10,408,804            957.61
------------------------------------------------------------------------------------------------------------------

                  Total                                                                            $1,203.40
==================================================================================================================


(1) Represents shares of First Essex Bancorp, Inc. common stock issuable upon exercise of outstanding stock options granted pursuant to the First Essex Bancorp, Inc. 2002 Stock Incentive Plan.
(2) Calculated pursuant to Rule 457(h)(1) under the Securities Act of 1933 based on the exercise price per share of the options outstanding under the stock option plan.
(3) Represents shares of common stock issuable upon exercise of the maximum number of remaining stock options that may become available for grant pursuant to the terms of the 2002 Plan.
(4) Calculated pursuant to Rule 457(c) and (h)(1) under the Securities Act, solely for the purpose of computing the registration fee and, based on the average of the high and low sales prices of the Common Stock as reported by the Nasdaq National Market on November 22, 2002.

                                EXPLANATORY NOTE

         The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 is one of the documents incorporated by reference in Item 3 of
Part II of the Registration Statement of which this Prospectus is a part. The financial statements of the Company at December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001 included in the Company's 2001 Form 10-K were audited by Arthur Andersen LLP, which served as the Company's independent public accountants until June 13, 2002. However, the Company has been unable to obtain the written consent of Arthur Andersen LLP with respect to the incorporation by reference of such financial statements in this Registration Statement. Therefore, the Company has dispensed with the requirement to file the written consent of Arthur Andersen LLP in reliance upon Rule 437a of the Securities Act of 1933, as amended (the "Securities Act"). As a result, participants in the 2002 Plan may not be able to recover damages from Arthur Andersen LLP under Section 11 of the Securities Act for any untrue statements of material fact or any omissions to state a material fact, if any, contained in such financial statements of the Company in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, which are incorporated by reference in this Registration Statement.


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The document(s) containing the information concerning the First Essex Bancorp, Inc. 2002 Stock Incentive Plan (the "Plan") required by Item 1 of Part 1 of Form S-8 and the statement of availability of Registration Information, Plan Information and other information required by Item 2 of Part 1 of Form S-8 will be sent or given to participants as specified by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428 and the requirements of Part 1 of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The Registrant shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the registrant shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



ITEM 3.       INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents are hereby incorporated by reference in this Registration Statement:

         (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 (as filed on March 22, 2002);

         (2) All reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), since the end of the fiscal year covered by the Form 10-K referred to in clause (1) above; and

         (3) The description of the Registrant's Common Stock contained in its Registration Statement on Form 8-A filed with the Commission under
              Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

         All documents, filed by the Registrant subsequent to the date hereof with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") and prior to the filing of a post-effective amendment hereto that indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and made a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made hereby is in effect prior to the filing with the Commission of the Registrant's Annual Report on Form 10-K for such year shall not be Incorporated Documents or be incorporated by reference herein or be a part hereof from and after the filing of such Report.

         Any statement contained in an Incorporated Document or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.


ITEM 4.       DESCRIPTION OF SECURITIES

         Not Applicable


ITEM 5.       INTEREST OF NAMED EXPERTS OF COUNSEL

         Not Applicable


ITEM 6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law, as amended, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         ARTICLE V of the Registrant's By-Laws provides that the Registrant shall indemnify and hold harmless to the fullest extent permissible under the Delaware General Corporation Law every person who was or is a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he is or was a director or officer of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation or entity or employee benefit plan, against all expense, liability, and loss (including attorneys' fees, judgments, fines, and amounts paid in settlement) reasonably incurred or suffered by him in connection with that action, suit, or proceeding. ARTICLE V of the Registrant's By-Laws also provides that the Registrant shall pay expenses incurred by a director or officer in connection with the defense of any proceeding in advance of the disposition of the action, suit, or proceeding, provided, that if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer of the Registrant (but not in any other capacity in which service was or is rendered by such indemnitee) shall be made only upon delivery to the Registrant of an undertaking by or on behalf of the director or officer to repay such amounts if it is ultimately determined by final, unappealable judicial decision that he is not entitled to be indemnified by the Registrant.

         Section 102(b)(7) of the Delaware Corporation Law gives a Delaware corporation the power to adopt a charter provision eliminating or limiting the personal liability of directors to the corporation or its stockholders for breach of fiduciary duty as directors, provided that such provision may not eliminate or limit the liability of directors for (i) any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) any payment of a dividend or approval of a stock purchase that is illegal under Section 174 of the Delaware Corporation Law or
(iv) any transaction from which the director derived an improper personal benefit. Article 13 of the Company's Certificate of Incorporation includes language substantially the same as that of Section 102(b)(7) of the Delaware General Corporation Law.

         Section 145 of the Delaware General Corporation Law also affords a Delaware corporation the power to obtain insurance on behalf of its directors and officers against liabilities incurred by them in those capacities. The Registrant has procured a directors' and officers' liability and company reimbursement liability insurance policy that (a) insures directors and officers of the Registrant against losses (above a deductible amount) arising from certain claims made against them by reason of certain acts done or attempted by such directors or officers and (b) insures the Registrant against losses (above a deductible amount) arising from any such claims, but only if the Registrant is required or permitted to indemnify such directors or officers for such losses under statutory or common law or under provisions of its Certificate of Incorporation or its By-Laws.



ITEM 7.       EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable



ITEM 8.       EXHIBITS

   EXHIBIT NO. DESCRIPTION
   ----------- -----------
           4.1 Restated Certificate of Incorporation of the Company
               (incorporated herein by reference to Exhibit 3.1 to Amendment No.
               1 to the Company's Registration Statement on Form S-1, File No.
               33-10966, filed with the Securities and Exchange Commission on
               April 17, 1987).

           4.2 Amended and Restated By-Laws of the Company (incorporated herein by reference to Exhibit 4.1 of the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 28, 1992).

           4.3 First Essex Bancorp, Inc. 2002 Stock Incentive Plan.

           5.1 Opinion of Foley Hoag LLP

          23.1 Pursuant to Rule 437a of the Securities Act of 1933, the consent of Arthur Andersen LLP is not included because the Registrant is unable to obtain such consent.

          23.2 Consent of Foley Hoag LLP (included in Exhibit 5.1).

          24.1 Power of Attorney (contained on signature page)


ITEM 9.       UNDERTAKINGS

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
         Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof; and

                  (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and each filing of the Plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial BONA FIDE offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Andover, Massachusetts, on November 14, 2002.

                                      FIRST ESSEX BANCORP, INC.


                                      By:  /s/ Leonard A. Wilson
                                          --------------------------------------
                                           Leonard A. Wilson
                                           Chairman and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL BY THESE PRESENTS that each individual whose signature appears below hereby constitutes and appoints Leonard A. Wilson and William F. Burke, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing which they, or either of them, may deem necessary or advisable to be done in connection with this Registration Statement, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or any substitute or substitutes for either or both of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

            SIGNATURE                               TITLE                                        DATE
  ------------------------------    --------------------------------------------           -------------------
   /S/ LEONARD A. WILSON            Chairman of the Board,                                  November 14, 2002
  ------------------------------    Chief Executive Officer and Director
  Leonard A. Wilson                 (Principal Executive Officer)

  /S/ WILLIAM F. BURKE              Executive Vice President and                            November 14, 2002
  ------------------------------    Chief Financial Officer
  William F. Burke                  (Principal Financial and Accounting Officer)

  /S/ THOMAS S. BARENBOIM           Director                                                November 14, 2002
  ------------------------------
  Thomas S. Barenboim

  /S/ AUGUSTINE J. FABIANI          Director                                                November 14, 2002
  ------------------------------
  Augustine J. Fabiani

  /S/ WILLIAM L. LANE               Director                                                November 14, 2002
  ------------------------------
  William L. Lane

  /S/ FRANK J. LEONE, JR.           Director                                                November 14, 2002
  ------------------------------
  Frank J. Leone, Jr.

  /S/ ROBERT H. PANGIONE            Director                                                November 14, 2002
  ------------------------------
  Robert H. Pangione

  /S/ BRIAN W. THOMPSON             Director                                                November 14, 2002
  ------------------------------
  Brian W. Thompson

  /S/ WALTER W. TOPHAM              Director                                                November 14, 2002
  ------------------------------
  Walter W. Topham

  /S/ ROBERT H. WATKINSON           Director                                                November 14, 2002
  ------------------------------
  Robert H. Watkinson